UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2020

HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3660 Wilshire Boulevard, PH-a, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HAFC	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Hanmi Financial Corporation (the “Company”) was held on June 10, 2020. At the meeting, the stockholders voted on the following items:

(1)	Nine board nominees to serve for terms expiring at the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified. The voting results are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

John J. Ahn	23,078,233	485,843	10,815	2,877,097

Kiho Choi	23,436,356	127,746	10,789	2,877,097

Christie K. Chu	22,792,069	775,133	7,689	2,877,097

Harry Chung	23,233,965	333,036	7,890	2,877,097

Scott Diehl	23,308,276	259,171	7,444	2,877,097

Bonita I. Lee	23,491,549	72,757	10,585	2,877,097

David L. Rosenblum	23,232,854	303,841	38,196	2,877,097

Thomas J. Williams	23,493,665	71,732	9,494	2,877,097

Michael Yang	23,265,119	300,378	9,394	2,877,097

(2)	The advisory vote on executive compensation paid to the Company’s Named Executive Officers as described in the proxy statement for the meeting. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,265,767	6,276,339	32,785	2,877,097

(3)	The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results are as follows:

For	Against	Abstain
26,061,713	243,572	146,703

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION
DATE: June 11, 2020	By:	/s/ Bonita I. Lee
Bonita I. Lee
President and Chief Executive Officer